U.S. Global Investors, Inc.
Annual Report on Form 10-K 1998                                          Page 62
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EXHIBIT 23.2 -- CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33012 and No.333-25699) of U.S. Global Investors, Inc. of our reports dated September 28, 1998, appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
PO Box 321
National Westminister House
Le Truchot
St Peter Port
Guernsey
GY1 4ND

September 28, 1998